                                EXHIBIT 4.2

     Forms of First Sterling Banks, Inc. 1997 Incentive Stock Option Plan
                           Stock Option Agreement





                                                           Page 15 of 29 Pages

                          FIRST STERLING BANKS, INC.
                       1997 INCENTIVE STOCK OPTION PLAN
                       INCENTIVE STOCK OPTION AGREEMENT
                                     WITH

                            ------------------------

         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into effective as of the 24th day of September, 1997, by and between FIRST STERLING BANKS, INC. (the "Company") and _______________________, a resident of the State of Georgia (the "Grantee") and an employee of The Eastside Bank & Trust Company (the "Bank") a wholly-owned subsidiary of the Company. This Option Agreement is entered into by the Company and the Grantee pursuant to the First Sterling Banks, Inc. 1997 Incentive Stock Option Plan (the "Plan"). The Plan is incorporated herein by reference and made a part of this Option Agreement.

1.       STOCK OPTION.

         The Company hereby grants to Grantee the option (the "Option") to purchase ________________ (_____________) shares (the "Shares") of the common stock (the "Common Stock") of the Company in accordance with the terms and subject to the restrictions hereinafter set forth.

         The Option has been granted on the effective date of this Option Agreement and shall terminate on September 23, 2007, unless sooner terminated in whole or in part as follows:

         (a) The Option shall be fully terminated immediately upon the termination of employment of the Grantee by the Bank and the Company, excluding termination by reason of death, retirement or disability.

         (b) The Option shall be fully terminated in the event the Grantee fails to exercise the Option in accordance with Section 2 hereof within ninety (90) days after the date of the termination of Grantee's employment with the Bank and the Company due to death, retirement or disability. During such 90-day period all unexercised options may be exercised by the Grantee or his legal representative in the event of death or mental disability.

2.       EXERCISE OF OPTION.

         The Option granted hereunder may be exercised only during the period (the "Exercise Period") commencing on the effective date of this Option Agreement and ending on the date that the Option is terminated under paragraph 1 above; provided that the Option may be exercised only to the extent that this Option has vested and is exercisable as provided hereinafter and in the Plan. The Option may be exercised in lots of not less than one hundred (100) Shares each unless the exercise for a lesser number of Shares would exhaust the number of Shares available for purchase at the time of exercise.

                                                             Page 16 of 29 Pages


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         The Option shall be exercised by written notice directed to the
Secretary of the Company. Such written notice shall be accompanied by payment in full of the Option Price, in cash or by check or by shares of the Common Stock as described in Section 8 of the Plan, for the number of Shares specified in such written notice.

3.       OPTION PRICE.

         The price per share at which Shares may be purchased pursuant to exercise of the Option (the "Option Price") shall be $______ per Share.

4.       VESTING OF OPTION.

         (a) YEARS OF SERVICE. The Option hereby granted shall vest only during the Grantee's continuous employment with the Company and/or the Bank and/or any subsidiary thereof, and shall be exercisable by Grantee only upon and after such vesting and prior to its termination in accordance with the following schedule:

        One-fifth (1/5) of Shares                           Commencing on the 1st anniversary
                                                            of September 24, 1997

        Additional one-fifth (1/5) of Shares                Commencing on the 2nd anniversary
                                                            of September 24, 1997

        Additional one-fifth (1/5) of Shares                Commencing on the 3rd anniversary
                                                            of September 24, 1997

        Additional one-fifth (1/5) of Shares                Commencing on the 4th anniversary
                                                            of September 24, 1997

        Additional one-fifth (1/5) of Shares                Commencing on the 5th anniversary
                                                            of September 24, 1997

        (b) EARLIER VESTING. Notwithstanding the provisions of subparagraph (a) above, in the event of a Change in Control (as hereinafter defined) during the Grantee's employment with the Company and/or the Bank and/or any subsidiary or affiliate thereof, the Option hereby granted shall vest with respect to all of the Shares immediately prior to such Change in Control.

        The term "Change in Control" shall mean:

                (i) The acquisition (other than from the Company) by any person, entity or "group" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act") (excluding, for this purpose, the Company, the Bank, or any of their

                                                             Page 17 of 29 Pages
        subsidiaries, or any employee benefit plan of the Company, the Bank, or any of their subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of more than 50% of either the then outstanding shares of Common Stock or of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                (ii) Individuals who, as of the date hereof, constitute the board of directors of the Company ("Incumbent Board") cease for any reason to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board; or

                (iii) Approval by the shareholders of the Company of the sale of all or substantially all of the assets of the Company or of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of the Company and optionees immediately prior to such merger, consolidation or other reorganization, immediately thereafter, do not own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized corporation's then outstanding voting securities; provided, however, in such event the Change in Control will be deemed to have occurred immediately prior to the merger, consolidation or other reorganization.

5.      NONTRANSFERABILITY.

        The Option is not transferable except by will or by the laws of descent and distribution.

6.      LIMITATION OF RIGHTS.

        The Grantee or the personal representative of the Grantee shall have no rights as a stockholder with respect to the Shares covered by the Option until the Grantee or the personal representative of the Grantee shall become the holder of record of such Shares. Neither the Plan, the granting of the Option, nor this Option Agreement shall impose any obligation on the Bank or the Company or any subsidiary thereof to continue the employment of the Grantee.

7.      STOCK RESERVE.

        The Company shall at all times during the Exercise Period under this Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes (if any) on the exercise of the Option and all other fees and expenses necessarily incurred by the Company in connection therewith.

                                                            Page 18 of 29 Pages

8.      GRANTEE'S COVENANT.

        The Grantee hereby agrees to use his best efforts to provide services to the Bank or Company in a workmanlike manner and to promote the Bank's or Company's interests.

9.      RESTRICTIONS ON TRANSFER AND PLEDGE.

        Except as provided in Section 5 hereof, the Option and all rights and privileges granted hereunder shall not be transferred, assigned pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, except as provided herein, or upon the levy or any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

10.     RESTRICTIONS ON ISSUANCE OF SHARES.

        If at any time the Board of Directors of the Company shall determine, in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

11.     PLAN CONTROLS.

        In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

12.     SUCCESSORS.

        This Agreement shall be binding upon any successor of the Company in accordance with the terms of this Option Agreement and the Plan.

13.     INTERPRETATION.

        It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by,
Section 422 of the Internal Revenue Code of 1986. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

                                                             Page 19 of 29 Pages

        IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed and the Grantee has executed this Option Agreement, all as of the day and year first above written.


                                        FIRST STERLING BANKS, INC.:



                                        By: ----------------------------------
                                              Edward C. Milligan, President


                                        GRANTEE:



                                        By: ----------------------------------




                                                           Page 20 of 29 Pages

                            FIRST STERLING BANKS, INC.
                         1997 INCENTIVE STOCK OPTION PLAN
                         INCENTIVE STOCK OPTION AGREEMENT
                                      WITH

                               ------------------

        THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into effective as of the 24th day of September, 1997, by and between FIRST STERLING BANKS, INC. (the "Company") and ______________________________,
a resident of the State of Georgia (the "Grantee") and an employee of the Company and The Westside Bank & Trust Company (the "Bank") a wholly-owned subsidiary of the Company. This Option Agreement is entered into by the Company and the Grantee pursuant to the First Sterling Banks, Inc. 1997 Incentive Stock Option Plan (the "Plan"). The Plan is incorporated herein by reference and made a part of this Option Agreement.

1.      STOCK OPTION.

        The Company hereby grants to Grantee the option (the "Option") to purchase ________________ (__________________) shares (the "Shares") of the common stock (the "Common Stock") of the Company in accordance with the terms and subject to the restrictions hereinafter set forth.

        The Option has been granted on the effective date of this Option Agreement and shall terminate on September 23, 2007, unless sooner terminated in whole or in part as follows:

        (a) The Option shall be fully terminated immediately upon the termination of employment of the Grantee by the Bank and the Company, excluding termination by reason of death, retirement or disability.

        (b) The Option shall be fully terminated in the event the Grantee fails to exercise the Option in accordance with Section 2 hereof within ninety (90) days after the date of the termination of Grantee's employment with the Bank and the Company due to death, retirement or disability. During such 90-day period all unexercised options may be exercised by the Grantee or his legal representative in the event of death or mental disability.

2.      EXERCISE OF OPTION.

        The Option granted hereunder may be exercised only during the period (the "Exercise Period") commencing on the effective date of this Option Agreement and ending on the date that the Option is terminated under paragraph 1 above; provided that the Option may be exercised only to the extent that this Option has vested and is exercisable as provided hereinafter and in the Plan. The Option may be exercised in lots of not less than one hundred (100) Shares each unless the exercise for a lesser number of Shares would exhaust the number of Shares available for purchase at the time of exercise.

                                                             Page 21 of 29 Pages

        The Option shall be exercised by written notice directed to the Secretary of the Company. Such written notice shall be accompanied by payment in full of the Option Price, in cash or by check or by shares of the Common Stock as described in Section 8 of the Plan, for the number of Shares specified in such written notice.

3.      OPTION PRICE.

        The price per share at which Shares may be purchased pursuant to exercise of the Option (the "Option Price") shall be $___________ per Share.

4.      VESTING OF OPTION.

         The Option hereby granted shall vest only during the Grantee's continuous employment with the Company and/or the Bank and/or any subsidiary thereof, and shall be exercisable by Grantee only upon and after such vesting and prior to its termination in accordance with the following schedule:

        5,400 Shares                 Immediately

        5,400 Shares                 Commencing on the 1st anniversary of
                                     September 24, 1997

        5,400 Shares                 Commencing on the 2nd anniversary of
                                     September 24, 1997

        800 Shares                   Commencing on the 3rd anniversary on
                                     September 24, 1997

5.      NONTRANSFERABILITY.

        The Option is not transferable except by will or by the laws of descent and distribution.

6.      LIMITATION OF RIGHTS.

        The Grantee or the personal representative of the Grantee shall have no rights as a stockholder with respect to the Shares covered by the Option until the Grantee or the personal representative of the Grantee shall become the holder of record of such Shares. Neither the Plan, the granting of the Option, nor this Option Agreement shall impose any obligation on the Bank or the Company or any subsidiary thereof to continue the employment of the Grantee.


                                                            Page 22 of 29 Pages

7.      STOCK RESERVE.

        The Company shall at all times during the Exercise Period under this Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes (if any) on the exercise of the Option and all other fees and expenses necessarily incurred by the Company in connection therewith.

8.      GRANTEE'S COVENANT.

        The Grantee hereby agrees to use his best efforts to provide services to the Bank or Company in a workmanlike manner and to promote the Bank's or Company's interests.

9.      RESTRICTIONS ON TRANSFER AND PLEDGE.

        Except as provided in Section 5 hereof, the Option and all rights and privileges granted hereunder shall not be transferred, assigned pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, except as provided herein, or upon the levy or any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

10.     RESTRICTIONS ON ISSUANCE OF SHARES.

        If at any time the Board of Directors of the Company shall determine, in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

11.     PLAN CONTROLS.

        In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

12.     SUCCESSORS.

        This Agreement shall be binding upon any successor of the Company in accordance with the terms of this Option Agreement and the Plan.

                                                             Page 23 of 29 Pages

13.     INTERPRETATION.

        It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by,
Section 422 of the Internal Revenue Code of 1986. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

        IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed and the Grantee has executed this Option Agreement, all as of the day and year first above written.


                                       FIRST STERLING BANKS, INC.:



                                       By: ----------------------------------
                                             Edward C. Milligan, President

                                       GRANTEE:



                                       By: ----------------------------------





                                                            Page 24 of 29 Pages